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                                                                     EXHIBIT 4.2




                                 FORM OF






                       ADVANTAGE MARKETING SYSTEMS, INC.

                               PURCHASE WARRANT

                                  Issued to:

                      [PAULSON INVESTMENT COMPANY, INC.]
                        [JOSEPH CHARLES & ASSOC., INC.]


                            Exercisable to Purchase

                                [100,000] Units








                     THIS WARRANT HAS NOT BEEN REGISTERED
                       UNDER THE SECURITIES ACT OF 1933
                            AND IS NOT TRANSFERABLE
                           EXCEPT AS PROVIDED HEREIN



                        Void after September    , 2002
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          This is to certify that, for $____ and other value received and subject to the terms and conditions set forth below, the Warrantholder (hereinafter defined) is entitled to purchase, and the Company promises and agrees to sell and issue to the Warrantholder, at any time on or after September ___, 1998 and on or before September ___, 2002, up to [100,000] Units (hereinafter defined) at the Exercise Price (hereinafter defined).

          This Warrant Certificate is issued subject to the following terms and conditions:

     1.   Definitions of Certain Terms.  Except as may be otherwise clearly
          ----------------------------
required by the context, the following terms have the following meanings:

          (a) "Act" means the Securities Act of 1933, as amended.

          (b) "Closing Date" means the date on which the Offering is closed.

          (c) "Commission" means the Securities and Exchange Commission.

          (d) "Common Stock" means the common stock, no par value, of the Company.

          (e) "Company" means Advantage Marketing Systems, Inc., an Oklahoma corporation.

          (f) "Company's Expenses" means any and all expenses payable by the Company or the Warrantholder in connection with an offering described in Section 6 hereof, except Warrantholder's Expenses.

          (g) "Effective Date" means the date on which the Registration Statement is declared effective by the Commission.

          (h) "Exercise Price" means the price at which the Warrantholder may purchase one complete Unit (or Securities obtainable in lieu of one complete
Unit) upon exercise of Warrants as determined from time to time pursuant to the provisions hereof. The initial Exercise Price is $_____ per Unit. If a Warrant is exercised for a component of a Unit or Units, then the price payable in connection with such exercise shall be determined by allocating $0.001 to the Unit Warrant and the balance of the Exercise Price to the share of Common Stock, or, in each case, to any securities obtainable in addition to or in lieu of such Unit Warrant or share of Common Stock by virtue of the application of Section 3 of this Warrant.

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          (i) "Offering" means the public offering of Units made pursuant to the
Registration Statement.

          (j) "Registration Statement" means the Company's registration
statement (File No. 333-      ) as amended on the Closing Date.

          (k) "Rules and Regulations" means the rules and regulations of the Commission adopted under the Act.

          (l) "Securities" means the securities obtained or obtainable upon exercise of the Warrant or securities obtained or obtainable upon exercise, exchange or conversion of such securities.

          (m) "Unit" means, as the case may require, either one of the Units offered to the Public pursuant to the Registration Statement or one of the Units obtainable on exercise of a Warrant.

          (n) "Unit Warrant" means a Common Stock purchase warrant included as a component of a Unit.

          (o) "Warrant Certificate" means a certificate evidencing the Warrant.

          (p) "Warrantholder" means a record holder of the Warrant or Securities. The initial Warrantholder is Paulson Investment Company, Inc.

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          (q) "Warrant" means the warrant evidenced by this certificate, any similar certificate issued in connection with the Offering, or any certificate obtained upon transfer or partial exercise of the Warrant evidenced by any such certificate.


     2.   Exercise of Warrants.  All or any part of the Warrant may be exercised
          --------------------
commencing on the first anniversary of the Effective Date and ending at 5:00 p.m. (Pacific Time) on the fifth anniversary of the Effective Date by surrendering this Warrant Certificate, together with appropriate instructions, duly executed by the Warrantholder or by its duly authorized attorney, at the office of the Company, 2601 Northwest Expressway, Suite 1210W, Oklahoma City, Oklahoma 73112, or at such other office or agency as the Company may designate. Upon receipt of notice of exercise, the Company shall immediately instruct its transfer agent to prepare certificates for the Securities to be received by the Warrantholder upon completion of the Warrant exercise. When such certificates are prepared, the Company shall notify the Warrantholder and deliver such certificates to the Warrantholder or as per the Warrantholder's instructions immediately upon payment in full by the Warrantholder, in lawful money of the United States, of the Exercise Price payable with respect to the Securities being purchased. The Securities to be obtained on exercise of the Warrant will be deemed to have been issued, and any person exercising the Warrants will be deemed to have become a holder of record of those Securities, as of the date of the payment of the Exercise Price. If the Warrantholder shall represent and warrant that all applicable registration and prospectus delivery requirements for their sale have been complied with upon sale of the securities received upon exercise of the Warrant, such certificates shall not bear a legend with respect to the Act.

     If fewer than all the Securities purchasable under the Warrant are purchased, the Company will, upon such partial exercise, execute and deliver to the Warrantholder a new Warrant Certificate (dated the date hereof), in form and tenor similar to this Warrant Certificate, evidencing that portion of the Warrant not exercised.

     3.   Adjustments in Certain Events.  The number, class, and price of
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Securities for which this Warrant Certificate may be exercised are subject to adjustment from time to time upon the happening of certain events as follows:

          (a) If the outstanding shares of the Company's Common Stock are divided into a greater number of shares or a dividend

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in stock is paid on the Common Stock, the number of shares of Common Stock for which the Warrant is then exercisable will be proportionately increased and the Exercise Price will be proportionately reduced; and, conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, the number of shares of Common Stock for which the Warrant is then exercisable will be proportionately reduced and the Exercise Price will be proportionately increased. The increases and reductions provided for in this subsection 3(a) will be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Company obtainable on exercise of the Warrants nor the price payable for such percentage upon such exercise will be affected by any event described in this subsection 3(a).

          (b) In case of any change in the Common Stock through merger, consolidation, reclassification, reorganization, partial or complete liquidation, purchase of substantially all the assets of the Company, or other change in the capital structure of the Company, then, as a condition of such change, lawful and adequate provision will be made so that the holder of this Warrant Certificate will have the right thereafter to receive upon the exercise of the Warrant the kind and amount of shares of stock or other securities or property to which he would have been entitled if, immediately prior to such event, he had held the number of shares of Common Stock obtainable upon the exercise of the Warrant. In any such case, appropriate adjustment will be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Warrantholder, to the end that the provisions set forth herein will thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant. The Company will not permit any change in its capital structure to occur unless the issuer of the shares of stock or other securities to be received by the holder of this Warrant Certificate, if not the Company, agrees to be bound by and comply with the provisions of this Warrant Certificate.

          (c) When any adjustment is required to be made in the number of shares of Common Stock, other securities, or the property purchasable upon exercise of the Warrant, the Company will promptly determine the new number of such shares or other securities or property purchasable upon exercise of the Warrant and (i) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new number of such shares or other securities or property purchasable upon exercise of the Warrant and (ii) cause a copy of such statement to be mailed to the Warrantholder within thirty (30) days after the date of the event giving rise to the adjustment.

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          (d) No fractional shares of Common Stock or other securities will be issued in connection with the exercise of the Warrant, but the Company will pay, in lieu of fractional shares, a cash payment therefor on the basis of the mean between the bid and asked prices of the Common Stock in the over-the-counter market or the closing price on the Nasdaq SmallCap Market or a national securities exchange on the day immediately prior to exercise.

          (e) If securities of the Company or securities of any subsidiary of the Company are distributed pro rata to holders of Common Stock, such number of securities will be distributed to the Warrantholder or his assignee upon exercise of his rights hereunder as such Warrantholder or assignee would have been entitled to if this Warrant Certificate had been exercised prior to the record date for such distribution. The provisions with respect to adjustment of the Common Stock provided in this Section 3 will also apply to the securities to which the Warrantholder or his assignee is entitled under this subsection 3(e).

          (f) Notwithstanding anything herein to the contrary, there will be no adjustment made hereunder on account of the sale by the Company of the Common Stock or other Securities purchasable upon exercise of the Warrant.


     4.   Reservation of Securities.  The Company agrees that the number of
          -------------------------
shares of Common Stock, Unit Warrants or other Securities sufficient to provide for the exercise of the Warrant upon the basis set forth above will at all times during the term of the Warrant be reserved for exercise.


     5.   Validity of Securities.  All Securities delivered upon the exercise of
          ----------------------
the Warrant will be duly and validly issued in accordance with their terms, and the Company will pay all documentary and transfer taxes, if any, in respect of the original issuance thereof upon exercise of the Warrant.


     6.   Restrictions on Transfer.  This Warrant Certificate and the Warrant
          ------------------------
may not be sold, transferred, assigned or hypothecated for a one-year period after the Effective Date except to underwriters of the Offering or to individuals who are either a partner or an officer of such an underwriter or by will or by operation of law. The Warrant may be divided or combined, upon request to the Company by the Warrantholder, into a certificate or certificates evidencing the same aggregate number

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of Warrants.


     7.   No Rights as a Shareholder.  Except as otherwise provided herein, the
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Warrantholder will not, by virtue of ownership of the Warrant, be entitled to any rights of a shareholder of the Company but will, upon written request to the Company, be entitled to receive such quarterly or annual reports as the Company distributes to its shareholders.

     8.   Notice.  Any notices required or permitted to be given hereunder will
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be in writing and may be served personally or by mail; and if served will be addressed as follows:

          If to the Company:

                 2601 Northwest Expressway
                 Suite 1210W
                 Oklahoma City, Oklahoma  73112
                 Attn:  President

          If to the Warrantholder:

                 at the address furnished
                 by the Warrantholder to the
                 Company for the purpose of
                 notice.

          Any notice so given by mail will be deemed effectively given 48 hours after mailing when deposited in the United States mail, registered or certified mail, return receipt requested, postage prepaid and addressed as specified above. Any party may by written notice to the other specify a different address for notice purposes.


     9.   Applicable Law.  This Warrant Certificate will be governed by and
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construed in accordance with the laws of the State of Oregon, without reference to conflict of laws principles thereunder. All disputes relating to this Warrant Certificate shall be tried before the courts of Oregon located in Multnomah County, Oregon, to the exclusion of all other courts that might have jurisdiction.

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       Dated as of September ___, 1997.

ADVANTAGE MARKETING SYSTEMS, INC.


By:
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Agreed and Accepted as of September ___, 1997

[PAULSON INVESTMENT COMPANY, INC.]
[JOSEPH CHARLES & ASSOC., INC.]


By:
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